Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following Registration Statements filed by Avatech Solutions, Inc. of our report dated September 28, 2009 with respect to the consolidated financial statements and schedules of Avatech Solutions, Inc., which appears in this Annual Report of Avatech Solutions, Inc. on Form 10-K for the year ended June 30, 2009:

Registration Statements on Form S-1:

REGISTRATION NUMBER

333-140418

333-134862

333-135231

333-131720

Registration Statements on Form S-3:

REGISTRATION NUMBER

333-50426

Registration Statements on Form S-8:

REGISTRATION NUMBER	NAME
333-14429	1996 Amended and Restated 1987 Stock Option Plan 1996 Equity Incentive Plan 1996 Non-Employee Directors’ Stock Option Plan Employee Stock Purchase Plan
333-56079	1996 Equity Incentive Plan Employee Stock Purchase Plan
333-59569	1998 Non-Officer Stock Option Plan
333-85939	1996 Equity Incentive Plan Employee Stock Purchase Plan 1998 Non-Officer Stock Option Plan
333-107017	Restricted Stock Award Plan
333-108354	2002 Stock Option Plan
333-117195	Employee Stock Purchase Plan
333-131721	Restricted Stock Award Plan
333-147823	Amended Employee Stock Purchase Plan

/s/ Stegman & Company

Baltimore, Maryland

September 28, 2009